                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          BLUE DOLPHIN ENERGY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                           BLUE DOLPHIN ENERGY COMPANY
                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 2002

To the Stockholders of
Blue Dolphin Energy Company:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Blue Dolphin Energy Company (the "Company") to be held in Houston, Texas, on May 14, 2002, at 10:00 a.m., Houston time, at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas, for the following purposes:

     1. To elect four directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal; and

     2. To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

Stockholders of record at the close of business on March 27, 2002, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

         Your vote is important. Since many stockholders are not able to attend the Annual Meeting, we have enclosed a proxy card for your use. You may vote on the matters to be acted upon at the Annual Meeting by completing and returning the proxy card promptly in the enclosed stamped return envelope.

                           For the Board of Directors


                             /s/ Michael J. Jacobson
                            ----------------------------------------
                            MICHAEL J. JACOBSON,
                            President and Chief Executive Officer

Houston, Texas
April 15, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO INDICATE YOUR VOTE AS TO THE MATTERS TO BE ACTED UPON ON THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY CHANGE YOUR VOTE AT THAT TIME.

                           BLUE DOLPHIN ENERGY COMPANY
                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002

                                 PROXY STATEMENT

                                    ---------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2002

                                    ---------

         This Proxy Statement is being furnished to the stockholders in connection with the solicitation of proxies by the Board of Directors of Blue Dolphin Energy Company, a Delaware corporation (the "Company"), from holders of its common stock, $.01 par value per share ("Common Stock"), for use at the 2002 Annual Meeting of Stockholders and any adjournment or postponement thereof (such meeting and any adjournment or postponement thereof is referred to herein as the "Annual Meeting"). The Annual Meeting is to be held on May 14, 2002, at 10:00 a.m., Houston time, at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas.

         This Proxy Statement, the accompanying notice and form of proxy are first being mailed to stockholders on or about April 15, 2002 along with the Annual Report to Stockholders for the year ended December 31, 2001.

         The Company will bear all costs of this solicitation. Proxies will be solicited primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone in the ordinary course of business for which they will not be compensated. The Company has requested that brokerage houses, nominees, fiduciaries and other custodians send proxy materials to the beneficial owners of the Common Stock, for which the Company will reimburse them for their reasonable out-of-pocket expenses.

                                     VOTING

         At the Annual Meeting, stockholders will be asked (i) to consider and vote upon the election of four nominees to serve on the Board of Directors of the Company and (ii) to consider and take action upon such other matters as may properly come before the Annual Meeting.

         All shares of the Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted "FOR" election of all nominees to the Board of Directors. The Board of Directors of the Company does not know of any other matter to be brought before the Annual Meeting. If any other matter is properly presented at the Annual Meeting for action, the persons named in the proxies and acting there under will have discretion to vote on such matter.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions:

              o   by providing written notice of revocation to the Company;

              o   delivering to the Company a signed proxy of a later date; or

              o   by voting in person at the Annual Meeting.

         Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas 77002.

         The Board of Directors has fixed the close of business on March 27, 2002, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas. At the close of business on March 27, 2002, there were outstanding 6,371,845 shares of Common Stock. Stockholders will be entitled to one vote per share of Common Stock held of record on the Record Date on each matter presented at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxies, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e. shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter) are counted as present for purposes of determining whether a quorum is present.

                              ELECTION OF DIRECTORS

         The members of the Board of Directors serve one-year terms. A plurality of the votes cast by the stockholders present and entitled to vote at the Annual Meeting, in person or by proxy, is necessary for the election of directors. Accordingly, abstentions and broker non-votes will have no effect on the election of directors.

         Robert L. Barbanell, who was appointed to the Board of Directors in 2000 and elected to the Board of Directors by stockholders at the 2001 annual meeting, resigned from the Board of Directors effective February 28, 2002 to pursue other business interests. The Board expresses its thanks to Mr. Barbanell for his valuable contributions during his service with the Company. The Company anticipates that it will fill the vacancy created by Mr. Barbanell's resignation prior to, or at, the 2003 annual meeting.

Nominees

         Messrs. Michael S. Chadwick, Harris A. Kaffie, Robert D. Wagner, Jr. and Ivar Siem (each a "Nominee" and collectively, the "Nominees") have been nominated by the Board of Directors to serve as directors until the next annual meeting of stockholders, or in each case, until their successors have been duly elected and qualified, or until their earlier resignation or removal. Each Nominee is currently a director of the Company and have all previously been elected by the stockholders. Each Nominee has consented to be nominated and has expressed his intention to serve if elected. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. However, should any Nominee become unable or unwilling to serve as a director at the time of the

Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute nominee designated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

                         NOMINEES AND EXECUTIVE OFFICERS

          The following table provides certain information with respect to the Nominees, and the executive officers of the Company.

                                                                                         POSITION
                NAME                             AGE   POSITION                         HELD SINCE
                ----                             ---   --------                         ----------
                Ivar Siem                        55    Chairman of the Board,              1989
                                                       and Director
                Michael S. Chadwick              50    Director                            1992
                Harris A. Kaffie                 52    Director                            1989
                Robert D. Wagner, Jr.            60    Director                            2001
                Michael J. Jacobson              55    President and Chief                 1990
                                                       Executive Officer
                Roland B. Keller                 63    Executive Vice President            1990
                John P. Atwood                   50    Vice President                      1998
                G. Brian Lloyd                   43    Vice President, Treasurer           1989
                                                       and Secretary

         The following is a brief description of the background and principal occupation of each Nominee and executive officer:

               Ivar Siem - Chairman of the Board of Directors - From 1995 to 2000, Mr. Siem served on the Board of Directors of Grey Wolf, Inc., during which time he served as Chairman from 1995 to 1998 and interim President (1995) during its restructuring. Since 1985, he has been an international consultant in energy, technology and finance. He has served as a Director of Business Development for Norwegian Petroleum Consultants and as an independent consultant to the oil and gas exploration and production industry based in London, England. Mr. Siem holds a Bachelor of Science Degree in Mechanical Engineering from the University of California, Berkeley, and has completed an executive MBA program at Amos Tuck School of Business, Dartmouth University.

               Michael S. Chadwick - Director - Mr. Chadwick has been engaged in the commercial and investment banking businesses since 1975. From 1988 to 1994, Mr. Chadwick was President of Chadwick, Chambers & Associates, Inc., a private merchant and investment banking firm in Houston, Texas, which he founded in 1988. In 1994, Mr. Chadwick joined Sanders Morris Harris, an investment banking and financial advisory firm, as Senior Vice President and a Managing Director in the Corporate Finance Group. Mr. Chadwick holds a Bachelor of Arts Degree in Economics from the University of Texas at Austin and a Master of Business Administration Degree from Southern Methodist University.

               Harris A. Kaffie - Director - Mr. Kaffie is a partner in Kaffie Brothers, a real estate, farming and ranching partnership. He currently serves as a Director of KBK Capital Corporation, Drillmar, Inc., and CCNG, Inc., a privately held company with interests in natural gas related assets, oilfield services, and real estate development. Mr. Kaffie received a Bachelor of Business Administration Degree from Southern Methodist University in 1972.

               Robert D. Wagner, Jr. - Director - Mr. Wagner was the Managing Director of Arthur Andersen's Global Energy Corporate Finance Group from 1999 through April 2001. He previously was the Managing Director of Energy Corporate Finance of Bankers Trust/BT Alex. Brown and Bear Stearns and was an Executive Vice President of First City Houston. He is a past President and Director of the Petroleum Club of Houston. He is also a Director of Comfort Systems USA and Electric City. Mr. Wagner received a Bachelor of Arts degree in History from Holy Cross College in 1963 and a Master of Business Administration degree in Finance from New York University in 1971.

               Michael J. Jacobson - President and Chief Executive Officer - Mr. Jacobson has been associated with the energy industry since 1968, serving in various senior management capacities since 1980. He served as Senior Vice President and Chief Financial and Administrative Officer for Creole International, Inc. and it's subsidiaries, international providers of engineering and technical services to the energy sector, as well as Vice President of Operations for the parent holding company, from 1985 until joining the Company in January 1990. He has also served as Vice President and Chief Financial Officer of Volvo Petroleum, Inc., and for certain Fred. Olsen oil and gas interests. Mr. Jacobson began his career with Shell Oil Company, where he served in various analytical and management capacities in the exploration and production organization during the period 1968 through 1974. Mr. Jacobson holds a Bachelor of Science Degree in Finance from the University of Colorado. Mr. Jacobson has served as President and Chief Executive Officer of the Company since January 1990.

               Roland B. Keller - Executive Vice President Exploration and Production - Mr. Keller has been associated with the energy industry since 1962, serving in senior management capacities since 1976. Prior to joining the Company in 1990, he served as Senior Vice President - Exploration for Sandefer Oil and Gas Company, an independent oil and gas company from 1982. He served as Vice President - Exploration and Production for Volvo Petroleum, Inc., from 1980 to 1982, and Vice President and Division Manager for Florida Exploration Co., from 1976 to 1980. Mr. Keller began his career with Amoco Production Co., serving in various technical and management capacities from 1962 through 1976. Mr. Keller holds Bachelor of Science and Master of Science degrees in Geology from the University of Florida. Mr. Keller has served as Executive Vice President - Exploration and Production of the Company since September 1990.

               John P. Atwood - Vice President, Business Development - Mr. Atwood has been associated with the energy industry since 1974, serving in various management capacities since 1981. He served as Senior Vice President of Land and Administration for Glickenhaus Energy from 1987 to 1991, Area Land Manager for CSX Oil & Gas Corporation and Division Land Manager for Hamilton Brothers Oil Company/Volvo Petroleum, Inc. He served in various land capacities for Tenneco Oil Company from 1977 to 1981. Mr. Atwood is a Certified Professional Landman and holds a Bachelor of Arts Degree from Oklahoma City University and a Master of Business Administration Degree from Houston Baptist University. Mr. Atwood served as Vice President of Land from 1991 to 1998 and Vice President of Finance and Corporate Development until his appointment as Vice President of Business Development in 2001.

               G. Brian Lloyd - Vice President, Treasurer and Secretary - Mr. Lloyd is a Certified Public Accountant and has been employed by the Company since December 1985. Prior to joining the Company, he was an accountant for DeNovo Oil and Gas Inc., an independent oil and gas company. Mr. Lloyd received a Bachelor of Science Degree in Finance from Miami University, Oxford, Ohio in 1982 and attended the University of Houston in 1983 and 1984. Mr. Lloyd has served as Secretary of the Company since May 1989, Treasurer since September 1989 and Vice President since March 1998.

         There are no family relationships between any director or executive officer.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During 2001, the Board of Directors of the Company held four meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served. Mr. Barbanell's resignation from the Board of Directors created vacancies, which the Company does not presently anticipate filling, on the Audit Committee and the Compensation Committee, each of which is discussed below.

         At the beginning of 2001, the Audit Committee consisted of Messrs. Barbanell, Siem and Chadwick. In May 2001, Mr. Siem resigned from the Audit Committee and Mr. Wagner was appointed to fill the vacancy on the Audit Committee. After Mr. Barbanell's resignation in February 2002, Mr. Wagner was elected to replace Mr. Barbanell as Chairman of the Audit Committee. The Audit Committee's duties include overseeing the Company's financial reporting and internal control functions. The Audit Committee met twice during the last fiscal year.

         During 2001, the Compensation Committee, consisted of Messrs. Siem, Kaffie, and Barbanell met once. The Compensation Committee's duties are to oversee and set the Company's compensation policy and to administer its stock option plans.

         The Company does not have a nominating committee. However, pursuant to the Company's Certificate of Incorporation, stockholder nominations for election to the Board of Directors must be received by the Company before February 13, 2003. See "Nominations and Proposals by Stockholders for the 2003 Annual Meeting."

                          REPORT OF THE AUDIT COMMITTEE

         The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors. The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of Nasdaq Stock Market, Inc., as determined by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval.

         The Audit Committee's primary duties and responsibilities are to:

              o assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting;

              o assess the independence and performance of the Company's outside auditors; and

              o provide an avenue of communication among the outside auditors, management and the Board of Directors.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Audit Committee held two meetings during fiscal 2001. In February 2002, the Company elected not to continue the engagement of KPMG LLP ("KPMG") as the Company's independent accountants and the Audit Committee recommended, and the Board approved, the selection of Mann Frankfort Stein & Lipp CPAs, LLP ("Mann Frankfort") as its new independent accountants.

         In connection with the audits of the Company's two fiscal years ended December 31, 2000 and 1999, and the subsequent interim period through February 15, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report on the Company's consolidated financial statements for the years ended December 31, 2000 and 1999 contained a separate paragraph stating that "As discussed in Note 1 to the consolidated financial statements, effective January 1, 1999, the Company changed its method of accounting for costs of start-up activities."

         During the two fiscal years ended December 31, 2000 and the subsequent interim period prior to engaging Mann Frankfort, neither the Company nor anyone on its behalf consulted with Mann Frankfort regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor advice was provided to the Company by Mann Frankfort that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

         The Audit Committee, comprised of Messers. Chadwick and Wagner reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with Mann Frankfort the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee received the written disclosures and the letter from Mann Frankfort required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with Mann Frankfort their independence from the Company. The Audit Committee considered the non-audit services provided by Mann Frankfort and determined that the services provided are compatible with maintaining Mann Frankfort's independence. There were no fees paid to Mann Frankfort in calendar year 2001, and estimated audit fees to be paid to Mann Frankfort in calendar year 2002 are $70,000.

         Based on the Audit Committee's discussions with management and Mann Frankfort, and the Audit Committee's review of the representation of management and the report of Mann Frankfort to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee

Robert D. Wagner, Jr., Chairman
Michael S. Chadwick

                            COMPENSATION OF DIRECTORS

         In fiscal 2001, the Company paid to non-employee members of the Board of Directors an annual retainer of $12,000, payable 50% in cash and 50% in Common Stock. The Audit Committee chairman receives an annual retainer of $3,000 and other Audit Committee members receive an annual retainer of $1,500. In addition, directors received stock options based upon a market value of $20,000 of the underlying shares. No additional remuneration is paid to directors for committee meetings attended, except that directors are entitled to be reimbursed for expenses related to attendance of board or committee meetings.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to the Chief Executive Officer and each of the executive officers of the Company whose annual salary exceeded $100,000 in fiscal 2001 (collectively, the "Named Executive Officers") for services rendered to the Company.

                          SUMMARY COMPENSATION TABLE*

                                                                               Long-Term
                                                                              Compensation
                                                                                 Awards
                                                                            -----------------
                                                   Annual Compensation          Securities
          Name and                             ---------------------------     Underlying
     Principal Position             Year        Salary (1)       Bonus      Options (#) (2)
------------------------------  -------------  -------------   -----------  -----------------
Ivar Siem                           2001           $150,000         -                  -
  Chairman of the Board             2000           $150,000         -              8,000
                                    1999           $150,000         -             12,000

Michael J. Jacobson                 2001           $200,000         -                  -
  President and Chief               2000           $200,000         -              6,000
  Executive Officer                 1999           $200,000         -             12,000

Roland B. Keller                    2001           $140,000         -                  -
  Executive Vice                    2000           $140,000         -              3,000
  President - Exploration           1999           $140,000         -              8,000
  and Production

John P. Atwood
  Vice President -                  2001           $137,500         -                  -
  Business                          2000           $124,167         -              4,000
  Development                       1999           $120,000         -              8,000

G. Brian Lloyd                      2001           $103,083         -                  -
  Vice President -                  2000            $99,422         -              3,000
  Treasurer                         1999            $85,000         -              5,000

 * Excludes certain personal benefits, the aggregate value of which do not exceed 10% of the Annual Compensation shown for each person.

(1) Effective January 1, 2002, as part of the Company's cost reduction program, the annual salaries of Messers Siem, Jacobson, Keller and Atwood were reduced to $75,000, $125,000, $75,000 and $75,000, respectively.

(2) In fiscal year 2001 no options were granted to named Executive Officers.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                                                        Value of Unexercised
                                                                    Number of Unexercised               In-the-Money Options
                            Shares Acquired        Value           Options at Year End (#)                 at Year End (1)
Name                        on Exercise (#)      Realized      Exercisable      Unexercisable      Exercisable    Unexercisable
----                        ---------------      --------      -----------      -------------      -----------    -------------
Ivar Siem                              -            $ -           15,334             4,000             $ -              $ -

Michael J. Jacobson                3,333            $ -           13,333             4,000             $ -              $ -

Roland B. Keller                       -            $ -            8,445             5,333             $ -              $ -

John P. Atwood                         -            $ -            7,778             5,333             $ -              $ -

G. Brian Lloyd                         -            $ -            5,778             3,333             $ -              $ -

(1) Based on the difference between the average of the closing bid and ask prices on December 31, 2001 (the last trading day of 2001), which exceeded the exercise price.

     The Company's stock option plans provide that upon a change of control the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the terms of the stock option plans, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to receive had the option been exercised. The stock option plans provide that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transactions cease to constitute a majority of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 27, 2002, certain information with respect to the beneficial ownership of shares of Common Stock (the Company's only class of voting security issued and outstanding) as to (i) all persons known by the Company to be beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director and Nominee, (iii) each Named Executive Officer and (iv) all executive officers and directors, as a group. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

                                           SHARES OWNED         BENEFICIALLY
            NAME OF                      ---------------------------------------
        BENEFICIAL OWNER                       NUMBER           PERCENT (1)
----------------------------------       ---------------------------------------
Colombus Petroleum
  Limited, Inc. (2)                            911,712              14.3
Ivar Siem (3)                                  436,625               6.9
Harris A. Kaffie (3)                           717,897              11.3
Michael S. Chadwick (3)                         24,819                 *
Robert D. Wagner, Jr. (3)                       12,997                 *
Michael J. Jacobson (3)                        144,114               2.3
Roland B. Keller (3)                            46,728                 *
John P. Atwood (3)                              29,697                 *
G. Brian Lloyd (3)                              21,479                 *
Executive Officers and
  Directors, as a Group
  (8 persons) (3)                            1,434,356              22.5

----------------------------------
*    Less than 1%


(1)  Based upon 6,371,845 shares of Common Stock outstanding on March 27, 2002.

(2) Based on a Schedule 13D filed with the Securities and Exchange Commission on February 1, 1999. The address of Colombus Petroleum Limited, Inc., is Aeulestrasse 74, FL-9490, Vaduz, Liechtenstein.

(3) Includes shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of March 27, 2002 as follows: Mr. Siem - 15,334; Mr. Kaffie - 16,306; Mr. Chadwick - 14,471; Mr. Jacobson - 13,333;
     Mr. Keller - 8,445; Mr. Atwood - 7,778; Mr. Wagner - 10,526; Mr. Lloyd - 5,778 and all directors and executive officers as a group - 112,497.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On December 1, 1999, the Company issued a $1,000,000 promissory note to Harris A. Kaffie, a director of the Company. The note was due June 1, 2000, bore interest at 10% per annum, and was convertible into Common Stock at $6.60 per share. The due date of the note was subsequently extended to March 31, 2001, and was convertible into common stock at $6.00 per share. The Company issued three convertible promissory notes in the principal amount of $200,000, $200,000 and $600,000 on May 25, 2000, July 6, 2000 and November 30, 2000, respectively. These notes were issued to Ivar Siem, Chairman of the Company. These convertible promissory notes were due March 31, 2001, bore interest at the rate of 10% per annum and were convertible into common stock at the rate of $6.00 per share. The principal and accrued interest due to Messrs. Kaffie and Siem were paid in full in January 2001.

      In late 2000, the Company formed Drillmar, Inc. ("Drillmar"), at which time it had a 37.5% ownership interest in Drillmar. In September 2000, Drillmar acquired a 1% general partnership interest in Zephyr Drilling, Ltd. ("Zephyr"). Zephyr owned a semi-submersible drilling rig that has been prepared for reconfiguration into a semi-tender. At December 31, 2000, Drillmar's investment in Zephyr was $86,000. Harris A. Kaffie, director of the Company, and Ivar Siem, Chairman of the Company, are limited partners in Zephyr, investing $3.0 million dollars for a 37.5% interest and $2.97 million for a 37.1% interest, respectively.

      In May 2001, the Company increased its ownership in Drillmar from 37.5% to 64%. Consideration paid by the Company included cash of approximately $131,000, and contribution of services in the amount of $434,000.

      In September 2001, Drillmar entered into a merger agreement and merged with Zephyr. Prior to the merger, Zephyr was a limited partnership in which Drillmar was the general partner. As a result of the merger, the Company's interest in Drillmar decreased from 64% to 12.8%. Messers. Siem and Kaffie became owners of 30.3% and 30.6%, respectively, of Drillmar's common stock. During 2001, Messrs. Siem and Kaffie provided funding to Drillmar of $525,000 and $425,000, respectively, and were issued unsecured promissory notes from Drillmar. The promissory notes are due June 30, 2002 and bear interest at the rate of 10% per annum. Along with the promissory notes, Drillmar issued detachable warrants to Messrs. Siem and Kaffie of 52,500 and 42,500, respectively. Each warrant provides for the purchase of one share of Drillmar common stock at $5 per share and are exercisable through January 31, 2005. The promissory notes issued by Drillmar are nonrecourse to the Company.

      In January 2001, the Company entered into an agreement with Drillmar whereby it agreed to provide office space and certain management and administrative services to Drillmar for approximately $40,000 per month. This agreement can be terminated at any time by the mutual agreement of the parties. Through October 2001, the Company used the monthly payments it was entitled to receive to fund its investment in Drillmar.

                    NOMINATIONS AND PROPOSALS BY STOCKHOLDERS
                           FOR THE 2003 ANNUAL MEETING

      The Company has tentatively set its year 2003 annual meeting for May 14, 2003. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.

      Nominations for the year 2003 Annual Meeting. The Company's Certificate of Incorporation provides that no person shall be eligible for nomination and election as a director unless written notice of such nomination is received from a stockholder of record by the Secretary of the Company 90 days before the anniversary date of the previous year's annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board of Directors. Stockholders who desire to nominate, at the year 2003 annual meeting of stockholders, persons to serve on the Board of Directors, must submit nominations to the Company, at its principal executive office, so that such notice is received by the Company no later than February 13, 2003. In order to avoid controversy as to the date on which any such nomination is received by the Company, it is suggested that stockholders submit their nominations, if any, by certified mail, return receipt requested.

      Proposals for the year 2003 Annual Meeting. Stockholders who desire to present proposals, other than notices of nomination for the election of Directors, to stockholders of the Company at the year 2003 annual meeting of stockholders, and to have such proposals included in the Company's proxy materials, must submit their proposals to the Company, at its principal executive office, by December 16, 2002. In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals, if any, by certified mail, return receipt requested.

      Moreover, any stockholder who intends to submit a proposal for consideration at the Company's 2003 annual meeting, but not for inclusion in the Company's proxy materials, must notify the Company. Pursuant to the rules of the U.S. Securities and Exchange Commission, such notice must (1) be received at the Company's executive offices no later than February 28, 2003 and (2) satisfy the rules of the U.S. Securities and Exchange Commission.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

      Mann Frankfort Stein & Lipp CPAs LLP, has been engaged by the Company's Board of Directors as the principal accountants for the Company. The Company expects that they will continue as principal accountants. Representatives of Mann Frankfort are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to questions.

                                 OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those matters described above and set forth in the Notice. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

By Order of the Board of Directors


---------------------------------------
G. Brian Lloyd
Vice President, Treasurer and Secretary
Houston, Texas
April 15, 2002

                          BLUE DOLPHIN ENERGY COMPANY

     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Blue Dolphin Energy Company (the "Company") to be held on May 14, 2002, at 10:00 AM., Houston time, at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas and the Proxy Statement in connection therewith, and (b) appoints Michael J. Jacobson and G. Brian Lloyd, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, par value $0.01 per share, of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting and at any adjournment or postponement thereof, as set forth below.

PROPOSAL 1.                       For     Withhold     For All Except
The Election of Directors         [ ]        [ ]            [ ]

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING    [ ]

IVAR SIEM, HARRIS A. KAFFIE, MICHAEL S. CHADWICK, AND ROBERT D. WAGNER, JR.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

____________________________________________________________________________

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return this proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said Proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                               DATED:
                                                     ---------------------------


                                                     ---------------------------
                                                              Signature

                                                     ---------------------------
                                                     (Signature if held jointly)

                                   Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.